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                                                                 EXHIBIT 3.24(a)

                         CERTIFICATE OF INCORPORATION

                                      OF

                        GREENVILLE RADIATION CARE, INC.

     THE UNDERSIGNED, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST:  The name of the Corporation is GREENVILLE RADIATION CARE, INC.
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     SECOND:  The registered office of the Corporation is to be located at 32
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Loockerman Square, Suite L-100, in the city of Dover, in the County of Kent, in the State of Delaware 19901. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD:  The Corporation is formed for the following purposes:
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               To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               To have all of the powers conferred upon corporations organized under the provisions of the General Corporation Law of the State of Delaware to carry out the powers expressed above.

     FOURTH:  The Corporation shall have perpetual existence.
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     FIFTH:  The name and address of the incorporator are as follows:
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                    Gloria M. Barry
                    Prentice Hall Corporate Services
                    1025 Vermont Avenue, N.W.
                    Washington, D.C. 20005

     SIXTH:  The total number of shares of all classes of stock which the
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Corporation shall have authority to issue is 100,000 shares of common stock with a par value of One Cent ($0.01) per share. The aggregate amount of all the authorized shares of common stock of the Corporation is $1,000.00.

     SEVENTH:  For the management of the business and for the conduct of the
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affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and its directors and of its stockholders or any class thereof, as the case may be, it is further provided:
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               1.  The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the bylaws. The phrase "entire Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

               2. The power to adopt, amend or repeal the bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.

     EIGHTH:  The personal liability of the directors of the corporation is
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hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may hereafter be amended or supplemented.

     NINTH:  The Corporation may, to the fullest extent permitted by Section 145
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of the General Corporation Law of the State of Delaware, as the same may hereafter be amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such person.

     TENTH:  From time to time, any of the provisions of this Certificate of
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Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

     IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate of Incorporation, and does hereby acknowledge that this instrument constitutes her act and deed and that the facts stated herein are true.

Dated:  January 30, 1991


                                        ________________________________________
                                        Gloria M. Barry
                                        Incorporator

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